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Exhibit 5.1

October 27, 2014

EnLink Midstream Partners, LP
2501 Cedar Springs Rd.
Dallas, Texas 75201

Ladies and Gentlemen:

        We have acted as counsel for EnLink Midstream Partners, LP, a Delaware limited partnership (the "Partnership"), with respect to certain legal matters in connection with the filing with the Securities and Exchange Commission (the "Commission") of a registration statement (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), registering common units representing limited partner interests in the Partnership (the "Common Units") to be issued and sold by the Partnership from time to time pursuant to Rule 415 under the Securities Act.

        In our capacity as your counsel in the connection referred to above and as a basis for the opinions herein after expressed, we have examined (i) the Seventh Amended and Restated Agreement of Limited Partnership of the Partnership and the Certificate of Limited Partnership of the Partnership, each as amended to the date hereof, (ii) the Third Amended and Restated Limited Liability Company Agreement of EnLink Midstream GP, LLC, a Delaware limited liability company and the general partner of the Partnership (the "General Partner"), and the Certificate of Formation of the General Partner, each as amended to the date hereof, (iii) originals, or copies certified or otherwise identified, of the partnership and limited liability company records of the Partnership and the General Partner, including minute books of the General Partner as furnished to us by the General Partner, (iv) originals, or copies certified or otherwise identified, of certificates of public officials and of representatives of the Partnership and the General Partner, statutes and other instruments and documents, and (v) the Registration Statement and the prospectus contained therein (the "Prospectus") as a basis for the opinions hereafter expressed.

        In connection with this opinion, we have assumed that (i) the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective; (ii) a prospectus supplement will have been prepared and filed with the Commission describing the Common Units offered thereby; (iii) all Common Units will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate prospectus supplement; (iv) a definitive purchase, underwriting or similar agreement with respect to any Common Units offered will have been duly authorized and validly executed and delivered by the Partnership and the other parties thereto; (v) the certificates for the Common Units will conform to the specimens thereof examined by us and will have been duly countersigned by a transfer agent and duly registered by a registrar of the Common Units, or, if uncertificated, valid book-entry notations will have been made in the unit register of the Partnership in accordance with the provisions of the governing documents of the Partnership; and (vii) each document submitted to us for review is accurate and complete, each such document that is an original is authentic, each such document that is a copy conforms to an authentic original and all signatures on each such document are genuine.

        Based upon and subject to the foregoing, we are of the opinion that, when (a) the Partnership has taken all necessary action to approve the issuance of such Common Units, the terms of the offering thereof and related matters, and (b) such Common Units have been issued and delivered in accordance with the terms of the applicable definitive purchase, underwriting or similar agreement approved by the

Partnership upon payment of the consideration therefor provided for therein, such Common Units will be duly authorized and validly issued and will be fully paid and nonassessable.

        The opinion set forth above is limited in all respects to matters of the laws of the State of Texas, the Delaware Revised Uniform Limited Partnership Act, the Delaware Limited Liability Company Act and applicable federal law of the United States of America, in each case as in effect on the date hereof.

        We hereby consent to the filing of this opinion of counsel as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our Firm under the heading "Legal Matters" in the Prospectus forming a part of the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,
/s/ Baker Botts L.L.P.

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  Exhibit 5.1